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                                                                    EXHIBIT 21


Subsidiary                                      Jurisdiction of Organization
----------                                      ----------------------------

ROV Holding, Inc.                               Delaware

Rayovac Europe B.V.                             Netherlands

Rayovac Far East Limited                        Hong Kong

Rayovac Canada Inc.                             Canada

Rayovac Europe Limited                          United Kingdom

Rayovac (UK) Limited                            United Kingdom

Rovcal, Inc.                                    California

Rayovac Latin America Ltd.                      Cayman Islands

Ray-O-Vac Overseas Corp.                        Panama

Ray-O-Vac Dominicana, S.A.                      Dominican Republic

Ray-O-Vac De Venezuela, S.A.                    Venezuela

Ray-O-Vac De Columbia, S.A.                     Columbia

Duralux, S.A.                                   Guatemala

Distribuidora De Pilas, S.A.                    Honduras

Ray-O-Vac de El Salvador, S.A. de C.V.          El Salvador

Distribuidora M.A. Nicol, S.A.                  Guatemala

Ray-O-Vac De Mexico, S.A. de C.V.               Mexico

Industria De Pilas, S.A.                        Honduras

Dicapi, S.A.                                    Costa Rica